TABLE OF CONTENTS

Michigan Heritage Bancorp, Inc. 28300 Orchard Lake Road, Suite 200 Farmington Hills, Michigan 48334
Proxy Statement
Report of the Audit Committee.
Appendix A

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Michigan Heritage Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CORPORATE HEADQUARTERS
28300 Orchard Lake Road, Suite 200
Farmington Hills, Michigan 48334
(248) 538-2525

March 18, 2002

Dear Shareholder:

     It is my pleasure to invite you to attend the 2002 Annual Meeting of Shareholders of Michigan Heritage Bancorp, Inc. (the “Company”) on Thursday, April 18, 2002, at 10:00 a.m. The meeting will be held at St. John’s Golf & Conference Center, 44045 Five Mile Road, Plymouth, MI 48170.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your Proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Sincerely,

Richard Zamojski
Chairman of the Board of Directors
and Chief Executive Officer

MICHIGAN HERITAGE BANCORP, INC.
28300 Orchard Lake Road, Suite 200
Farmington Hills, Michigan 48334

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 2002

Solicitation of Proxies

     Michigan Heritage Bancorp, Inc. (the “Company”) is distributing this Proxy Statement and the accompanying Proxy to the Company’s shareholders to solicit proxies to be used at the 2002 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held on Thursday, April 18, 2002, at 10:00 a.m. The meeting will be held at St. John’s Golf & Conference Center, 44045 Five Mile Road, Plymouth, MI 48170.

     The Board of Directors of the Company is soliciting the enclosed Proxy. The Board mailed this Proxy Statement and the enclosed Proxy to shareholders beginning on March 18, 2002. The Company has included its 2001 Annual Report to Shareholders with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at the Company’s expense.

Revoking a Proxy

     Any person giving a Proxy has the power to revoke it at any time before it is voted. You may revoke your Proxy in any one of the following ways: (1) you may deliver a written notice of revocation, dated after the date of the Proxy, to the Secretary of the Company at or before the Annual Meeting; (2) you may deliver a later-dated Proxy to the Secretary of the Company at or before the Annual Meeting; or (3) you may attend the Annual Meeting in person and vote your shares by ballot.

Record Date

     The record date for determining shareholders entitled to vote at the Annual Meeting is March 8, 2002. Each of the 1,488,764 shares of Common Stock of the Company issued and outstanding on that date is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as “present” at the Annual Meeting to determine whether a quorum exists.

Election of Directors

     The Company’s Bylaws provide that the number of directors, as determined from time to time by the Board, shall be no less than five and no more than fifteen. The Board has presently fixed the number of directors at seven. The Articles of Incorporation provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly as equal as possible.

     The Board has nominated H. Perry Driggs, Jr., Frank A. Scerbo, and Richard Zamojski as Class III directors for three year terms expiring at the Annual Meeting of Shareholders in the year 2005 and upon election and qualification of their successors. Each of the nominees is presently a Class III director of the Company whose term expires at the 2002 Annual Meeting of Shareholders. The other members of the Board, who are Class I and Class II directors, will continue in office in accordance with their previous elections until the expiration of their terms at the Annual Meetings of Shareholders in 2003 and 2004, as the case may be.

     Unless proxy votes have been withheld, each Proxy received will be voted to elect Mr. Driggs, Mr. Scerbo, and Mr. Zamojski as Directors. If any nominee is unable or declines to serve, Proxies will be voted for the other nominee for such person as the Board of Directors designates to replace such nominee. However, the Board of Directors does not anticipate that this will occur.

     Persons receiving a plurality of the votes cast at the Annual Meeting in person or by Proxy will be elected as Directors. “Plurality” means that the persons who receive the largest number of votes cast will be elected as Directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election.

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Security Ownership of Certain Beneficial Owners and Management

     The following table presents information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2001, by the nominees for election as directors of the Company, the directors of the Company whose terms of office will continue after the Annual Meeting of Shareholders, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name And Address of	Amount And Nature	Percent Of
Beneficial Owner	Of Beneficial Ownership (1)	Class

Anthony S. Albanese	37,673 shs.(2)	2.4%
330 Eaton Drive
Northville, MI 48167

H. Perry Driggs, Jr.	31,615 shs.(3)(4)	2.0%
230 Orange Lake Drive
Bloomfield Hills, MI 48302

Lewis N. George	52,200 shs.(3)	3.3%
5241 North Bay Drive
Orchard Lake, MI 48324

Phillip R. Harrison	29,466 shs.(3)	1.8%
4792 Split Rail Lane
Brighton, MI 48116

Darryle J. Parker	8,250 shs.(5)	*
5750 Parkside Drive
Monroe, MI 48161

Frank A. Scerbo	88,496 shs.(4)(6)	5.5%
1144 Brookwood Lane
Birmingham, MI 48009

Philip Sotiroff	101,684 shs.(3)(4)	6.4%
770 E. Glengarry Circle
Bloomfield Hills, MI 48301

Richard Zamojski	23,360 shs.(2)(4)	1.5%
11790 Pine Mountain Drive
Brighton, MI 48116

All directors and executive	372,744 shs.	23.3%
officers of the Company
as a group (8 persons)

See Next Page for Footnotes

*	Less than 1.0%

(1)	Unless otherwise noted, all shares are owned solely by the person named or jointly with the person’s spouse. Percentages are based on issued and outstanding shares plus the number of shares that the named person or group has the right to acquire within 60 days.

(2)	Includes 13,200 shares that such person has the right to acquire within 60 days pursuant to the Company’s 1997 Employee Stock Option Plan.

(3)	Includes 13,200 shares that such person has the right to acquire within 60 days pursuant to the Company’s 1997 Stock Option Plan for Nonemployee Directors.

(4)	Includes 3,666 shares held by Mr. Driggs’ spouse, 666 shares held by Mr. Scerbo’s spouse, 7,330 shares held by Mr. Scerbo’s spouse as co-trustee, 9,303 shares held by Mr. Sotiroff’s spouse, and 110 shares held by Mr. Zamojski’s minor daughter.

(5)	Includes 6,600 shares that such person has the right to acquire within 60 days pursuant to the Company’s 1997 Employee Stock Option Plan.

(6)	Includes 61,600 shares held by trusts of which Mr. Scerbo is co-trustee and 7,300 shares that Mr. Scerbo has the right to acquire within 60 days pursuant to the Company’s 1997 Stock Option Plan for Nonemployee Directors.

Information About Directors and Nominees as Directors

     The following information is furnished with respect to each person who is presently a director of the Company whose term of office will continue after the Annual Meeting of Shareholders, as well as those persons who have been nominated for election as a director, each of whom is presently a director of the Company as well as a director of Michigan Heritage Bank (the “Bank”), which is the Company’s wholly-owned subsidiary.

Nominees For Election as Directors at the 2002 Annual Meeting of Shareholders

		Year When
	Has Served As	Proposed Term of
Name, Age, Principal Occupation	Director Since	Office Expires

H. Perry Driggs, Jr., 65	1996	2005
President; Great Lakes Capital Corporation
(Investment Banking, Corporate Finance)

Frank A. Scerbo, 52	1997	2005
Vice President; McPhail Corporation
(Automotive Supplier)

Richard Zamojski, 50	1996	2005
Chairman of the Board and
Chief Executive Officer;
Michigan Heritage Bancorp, Inc. and
Michigan Heritage Bank

Directors Whose Terms of Office Continue After the 2002 Annual Meeting of Shareholders

	Has Served As	Year When Term
Name, Age, Principal Occupation	Director Since	of Office Expires

Anthony S. Albanese, 54	1996	2004
President and Chief Operating Officer;
Michigan Heritage Bancorp, Inc. and
Michigan Heritage Bank

Lewis N. George, 64	1996	2004
President; The George Group
(Real Estate Development and Management)

Phillip R. Harrison, 47	1996	2003
President; Harrison Capital Corporation
(Investment Banking)

Philip Sotiroff, 63	1996	2003
President; Sotiroff & Abramczyk, P.C.
(Law Firm)

Board of Directors Meetings and Committees

     During 2001, there were twelve regular meetings of the Board. Each of the Directors attended all of the meetings of the Board during 2001 except for three directors who missed one meeting each.

     The Company has no standing Nominating or Compensation Committees.

     The Board is responsible for reviewing and making recommendations as to its size and composition, nominating candidates for election as directors, and filling any vacancies that may occur between annual meetings. The Board will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Board in care of Richard Zamojski, Chairman of the Board. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Shareholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Bylaws.

     On March 13, 2001, members of the Board who are not employees of the Company or any of its affiliates (“Nonemployee Directors”) voluntarily forfeited their previously granted stock options. On November 16, 2001, pursuant to the Company’s 1997 Stock Option Plan for Nonemployee Directors, the Company granted four Nonemployee Directors an option to purchase 13,200 shares of Common Stock of the Company and one Nonemployee Director an option to purchase 7,300 shares of Common Stock of the Company, for an aggregate grant of options to purchase 66,000 shares (the “New Director Options”). All such options have an exercise price of $5.00, which was the closing price of the Company’s stock on the grant date. Each option was exercisable immediately upon grant and expires seven years after its date of grant.

     The Company granted the New Director Options because the original stock options had an exercise price of at least $9.09 per share and, due to the low valuation of the Company’s stock, no longer performed their intended purpose of providing incentives to the Company’s directors to maximize shareholder value. The Company granted the New Director Options in order to provide such incentives to the Company’s directors.

     The Company has an Audit Committee, whose members are Lewis N. George, Phillip R. Harrison, and Philip Sotiroff. The committee met six times in 2001. The responsibilities of the committee are as follows:

•	Primary function is to assist the Board in fulfilling its financial oversight responsibilities;
•	Reviews the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”);
•	Oversees the corporate accounting and financial reporting practices;
•	Recommends the selection of an independent auditor;
•	Reviews the scope of audit and related audit fees; and
•	Monitors systems of internal controls.

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Report of the Audit Committee.

     The Audit Committee currently consists of three independent Directors, as defined by the National Associate of Securities Dealers listing standards, who are neither officers nor employees of the Company. The Committee acts under a written charter reaffirmed by the Board of Directors in May 2001, which is attached as Appendix A to this proxy statement.

     While the Committee has the responsibilities and powers set forth in the Committee’s Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is management’s responsibility. It is also not the duty of the Committee to assure compliance with laws and regulations.

     The Committee has reviewed and discussed with management and our independent auditors, Plante & Moran, LLP, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2001. Based on its review and discussions, the Committee has recommended to the Board that these financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

     The Committee has also discussed with Plante & Moran, LLP the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from Plante & Moran, LLP regarding their independence, and has discussed the matter with the auditors.

     The Committee has considered the provision of all non-audit services performed by Plante & Moran, LLP with respect to maintaining auditor independence.

Lewis N. George Phillip R. Harrison Philip Sotiroff

Members of the Audit Committee

March 11, 2002

Compensation of Executive Officers

     Compensation information is provided only for Richard Zamojski and Anthony S. Albanese because no other executive officer of the Company had total annual salary and bonus in excess of $100,000.

Summary Compensation Table

						Securities
				Other Annual	Restricted	Underlying	LTIP	All other
		Salary	Bonus	Compensation	Stock Awards	Options/SARs	Payouts	Compensation
Name	Year	($)	($)	($)	($)	(#)	($)	($)

Richard Zamojski	2001	124,808	15,000	5,169	0	13,200	0	0
	2000	120,000	14,650	4,741	0	13,200	0	0
	1999	115,000	15,000	3,977	0	13,200	0	0

Anthony S. Albanese	2001	124,808	15,000	5,353	0	13,200	0	0
	2000	120,000	14,650	3,050	0	13,200	0	0
	1999	115,000	15,000	4,576	0	13,200	0	10,304

AGGREGATE FISCAL YEAR END OPTION/SAR VALUES

Value Of
			Number of Securities	Unexercised
			Underlying Unexercised	In-The-Money
			Options/SARs	Options/SARs
	Shares Acquired	Value	At Fiscal Year-End	At Fiscal Year-End
Name	On Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable (1)

Richard Zamojski	0	$0	13,200/0	$5,940/$0
Anthony S. Albanese	0	$0	13,200/0	$5,940/$0

(1)	Based on the last trade on December 31, 2001

     During 2001, none of the executive officers of the Company exercised any stock options. The Company does not have a Long-Term Incentive Plan.

     On March 13, 2001, the Company’s named executive officers and four other senior management employees voluntarily forfeited their previously granted stock options. On November 16, 2001, pursuant to the Company’s 1997 Employee Stock Option Plan, the Company granted each named executive officer an option to purchase 13,200 shares of Common Stock of the Company and granted the senior management employees new options to purchase shares of Common Stock of the Company for an aggregate grant of options to purchase 42,600 shares (the “New Employee Options”). All such options have an exercise price of $5.00, which was the closing price of the Company’s stock on the grant date. Each option was exercisable immediately upon grant and expires ten years after its date of grant.

     The Company granted the New Employee Options because the original stock options had an exercise price of at least $9.09 per share and, due to the low valuation of the Company’s stock, no longer performed their intended purpose of providing incentives to the Company’s senior management employees to maximize shareholder value. The Company granted the New Employee Options in order to provide such incentives to the Company’s senior management employees.

Related Party Transactions

Banking Transactions. It is anticipated that the directors and officers of the Company and the Bank and the companies with which they are associated may have banking and other transactions with the Bank in the ordinary course of the Bank’s business. Applicable law and the Bank’s policy require that any loans and commitments to lend to such affiliated persons or entities included in such transactions or other transactions with such affiliates be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness, do not involve more than normal risk or present other unfavorable features to the Bank, and be on terms no less favorable to the Bank than could be obtained on an arms-length basis from unaffiliated independent third parties. The Company paid the investment banking firm, of which Mr. Harrison is a member, broker and management fees of $92,500 in 2001. There were no loans outstanding during 2001 for any director or director affiliate.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that its officers, Directors, and greater than 10% shareholders met all applicable filing requirements during the last fiscal year.

Independent Accountants

     Plante & Moran, LLP has served as independent accountants for the Company since its inception. Plante & Moran, LLP was selected by the Board of Directors to serve as the Company’s current fiscal year (ending December 31, 2002). It is anticipated that representatives of Plante & Moran, LLP will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Audit Fees. Audit fees paid to Plante & Moran, LLP for the Company’s 2001 annual audit and reviews of the unaudited financial statements included in the Company’s 2001 quarterly reports on Form 10-QSB were $33,025.

Financial Information Systems Design And Implementation Fees. There were no fees paid to Plante & Moran, LLP for financial information systems design and implementation fees.

All Other Fees. The balance of all other fees paid to Plante & Moran, LLP for the fiscal year 2001 was $45,450 which was for all other non-audit fees, primarily for the review of internal control structure, financial reporting process, and tax consultations. There were no fees paid to Plante & Moran, LLP for technology services.

Compatibility Of Non-Audit Services. There were no technology services provided by Plante & Moran, LLP to the Company for the fiscal year ending December 31, 2001. The Board believes the provision of the other non-audit services by Plante & Moran, LLP is compatible with maintaining Plante & Moran’s independence.

Leased Personnel In Connection With The Audit. There were no leased personnel utilized by Plante & Moran, LLP in connection with the Company’s 2001 audit.

Shareholder Proposals For 2003 Annual Meeting of Shareholders

     Shareholder proposals to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company not later than November 20, 2002, if they are to be included in the Company’s Proxy Statement for that meeting. Such proposals should be addressed to the Secretary at the Company’s executive offices.

     In addition, in accordance with the provisions contained in the Company’s Bylaws, any shareholder who wishes to present a proposal for action at the 2003 Annual Meeting of Shareholders must give advance notice of his or her proposal in writing to the Secretary of the Company not later than February 17, 2003 (60 days before the anniversary date of the Annual Meeting of Shareholders being held this year), and must include with such notice the information required by the Bylaws.

Other Matters

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the 2002 Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on such matters.

Form 10-KSB

     Any shareholder who would like to have a copy of the Company’s Form 10-KSB, as filed with the Securities and Exchange Commission, may obtain it at no charge by writing to Darryle J. Parker, Secretary, at the Company’s Corporate Headquarters.

By Order of the Board of Directors,

Darryle J. Parker
Secretary and Treasurer

March 18, 2002

Appendix A

MICHIGAN HERITAGE BANCORP, INC.
AUDIT COMMITTEE CHARTER

PURPOSE & COMPOSITION
The charter details the composition, roles and responsibilities of the audit committee (the “committee”). The board of directors shall appoint at least three directors who are independent of the management of Michigan Heritage Bancorp, Inc. (the “Company”) and have no relationships that could interfere with their independence and execution of the committee’s responsibilities to the committee. At least one member must have expertise in accounting or other aspects of financial management, and all members are expected to be financially literate or to gain such literacy after appointment. The committee shall review this charter annually and receive approval for its continued use (and any recommended amendments) from the board of directors.

THE ROLE OF THE COMMITTEE
The audit committee assists the board of directors in their oversight of the Company to protect the interests of current and potential shareholders, the investment industry, and others affected by the Company’s operations in the areas of adequacy and accuracy of financial statements, ethics and legal compliance. In this role, the committee shall have complete access to all records, employees and facilities of the Company, along with the ability to retain outside counsel or other experts to assist it in the completion of its responsibilities, and the freedom to investigate any situation brought to its attention. The committee is expected to maintain clear communication with Company management, internal audit personnel and independent auditors.

DELINEATION OF RESPONSIBILITIES
The audit committee is principally responsible for overseeing the Company’s financial reporting and reporting details of such activities to the board, primarily in the form of auditing the financial statements which management prepares on the Company’s behalf. The committee shall take a flexible approach to the execution of its role to best reflect current circumstances and changing business conditions, and is expected to establish on the board’s behalf the overall attitude of the Company as it pertains to financial reporting, risk management and ethical conduct.

MICHIGAN HERITAGE BANCORP, INC.
AUDIT COMMITTEE CHARTER

ONGOING PROCESSES
In performing these responsibilities, the audit committee shall follow a number of prescribed guidelines, and may augment these when appropriate:

•	Independent auditors are accountable to the committee and the board in their roles as appointed representatives of the Company’s shareholders. As such, the committee is expected to evaluate, and if necessary, recommend replacement of the independent auditors to the board and shareholders. The committee shall review the nature of this independence, and any written disclosures prepared by the auditors, with the auditors.

•	The committee shall discuss the plans and scope of audits, including staffing and compensation, with both internal auditors and independent auditors. The committee shall conduct separate meetings with both the internal auditors and independent auditors, both with and without members of the management team present. Finally, the committee will discuss the effectiveness and adequacy of financial controls, accounting procedures, risk management, and legal and ethical compliance issues with management, internal auditors and independent auditors.

•	Before the filing of the Company’s quarterly Form 10-Q report, the committee, management and the independent auditors shall review the interim financial statements. The independent auditors shall discuss the results with the committee (or its chairperson), along with any other matters required under generally accepted auditing standards.

•	Before the filing of the Company’s annual Form 10-K report, the committee, management and the independent auditors shall review the interim financial statements. This review should look beyond adequacy to the quality of the underlying accounting principles, the clarity of any financial statement disclosures and whether accounting judgments are reasonable. The independent auditors shall discuss the results with the committee, along with any other matters required under generally accepted auditing standards.

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MICHIGAN HERITAGE BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS APRIL 18, 2002	1.	The election as directors of all nominees listed (except as marked to the contrary below).	For	With- hold	For All Except

The undersigned hereby appoints Richard Zamojski and Anthony S. Albanese, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned at the Annual Meeting of Shareholders of Michigan Heritage Bancorp, Inc. to be held at the St. John’s Golf and Conference Center, 44045 Five Mile Road, Plymouth, MI 48170 on Thursday, April 18, 2002, at 10 a.m., local time, and at any adjournments there-of upon the following matters;	H. Perry Driggs, Jr., Frank A. Scerbo, Richard Zamojski

INSTRUCTION: To withhold authority to vote for any
individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MICHIGAN HERITAGE BANCORP, INC.

The undersigned acknowledges receipt of the Proxy Statement dated March 18, 2002, and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof, and revokes all former proxies.

Please sign this proxy exactly as your name appears hereon, date it and return it in the enclosed envelope. Joint owners should each sign. If you are signing as guardian, trustee, executor, administrator, or attorney-in-fact, please so indicate. Please also note any address correction above.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+		+

/\ Detach above card, sign, date and mail in postage paid envelope provided. /\ MICHIGAN HERITAGE BANCORP, INC.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.